UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) August 24, 2009
CUMULUS MEDIA INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24525	36-4159663

(State or other jurisdiction	(Commission File Number)	(IRS employer
of incorporation)		Identification No.)

3280 Peachtree Road, N.W., Suite 2300, Atlanta GA	30305

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 949-0700
n/a

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (c) On August 24, 2009, the Company announced the appointment of Linda A. Hill as the Company’s Corporate Controller and Chief Accounting Officer, effective immediately.
     Prior to joining the Company, from June 2006 to August 2009, Ms. Hill served as the corporate controller and chief accounting officer for GateHouse Media, Inc., a leading U.S. publisher of local newspapers and related publications owning and operating over 500 publications and 250 websites. Prior to that, from August 2004 to June 2006, she served as the manufacturing controller for the United States and Canada for Eastman Kodak Company, an imaging technology products and services provider, with responsibilities over a $300 million inventory base.
     Ms. Hill, age 50, received her Certificate in Accounting from St. John Fisher College in 1993 and her B.A. in Psychology from the State University of New York at Oswego in 1980.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.
By:	/s/ Richard S. Denning
	Name:	Richard S. Denning
	Title:	Vice President, Secretary and General Counsel

Date: August 24, 2009